                                                                      Exhibit 23

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333- 38975, Form S-3 No. 333-27303, Form S-8 No. 33-60088, Form
S-8 No. 33-60090, Form S-8 No. 33-81954, Form S-3 No. 33-78566 and Form S-3 No.
33-92658) of Servico, Inc. of our report dated February 16, 1998, (except for paragraph one of Note 11, as to which the date is March 5, 1998 and for paragraph two of Note 11, as to which the date is March 20, 1998) with respect to the consolidated financial statements of Servico, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                        /s/ Ernst & Young LLP

West Palm Beach, Florida
March 25, 1998